UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2007

MFRI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18370	36-3922969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7720 Lehigh Avenue, Niles, Illinois	60714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-966-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On October 1, 2007, Steven Buck was elected President of Thermal Care, Inc., the Company's Industrial Process Cooling Equipment Business.  Mr. Buck comes to Thermal Care after a 22 year career with Federal Signal Corporation (NYSE: FSS) most recently as President - Safety Products Group, which manufactures and markets products to industrial and municipal customers worldwide.  During his early career, Mr. Buck held various positions in marketing and management for companies in computer hardware/software, oil field services and telecommunications.

Also on October 1, 2007, Don Gruenberg resigned the office of Thermal Care President, pursuant to his retirement intentions announced in July this year.

Thermal Care, one of the Company's three reportable segments, engineers, designs and manufactures a wide range of heat transfer equipment, including chillers, cooling towers and plant circulating systems for cooling industrial processes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2007		MFRI, Inc.

	By:	/s/ Michael D. Bennett
Vice President, Secretary and Treasurer
(Principal Financial and Accounting Officer)